UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2023

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction,	New Jersey	08550
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition

On November 2, 2023, Mistras Group, Inc. (the "Company," "we," "us" and "our") issued a press release announcing the financial results for our third quarter of 2023, which ended September 30, 2023. A copy of the press release is attached as Exhibit 99.1 to this report.

Disclosure of Non-GAAP Financial Measures

In the press release attached as exhibit 99.1, the Company uses the terms “Adjusted EBITDA”, “free cash flow” and "net debt", which are not measures of financial performance under U.S. generally accepted accounting principles (“GAAP”). Also, in the tables to the press release, the non-GAAP financial measures "Segment and Total Company Income before Special Items” (which includes operating income before special items) and are presented and reconciled to financial measures under GAAP within the table "Segment and Total Company Income (Loss) from Operations (GAAP) to Income (Loss) from Operations before Special Items (Non-GAAP)" and the non-GAAP financial measure "Diluted EPS excluding Special Items", are presented and reconciled to financial measure under GAAP within the table "Net Loss (GAAP) and Diluted EPS (GAAP) to Net Loss Excluding Special Items (non-GAAP) and Diluted EPS Excluding Special Items (non-GAAP)". Information about these non-GAAP measures are included in the press release.

Our management uses these non-GAAP measurements as a measure of operating performance and liquidity to assist in comparing performance from period to period on a consistent basis, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations. Adjusted EBITDA and free cash flow are also performance evaluation metrics used to determine incentive compensation for executive officers.

We believe that investors and other users of the financial statements benefit from the presentation of these non-GAAP measurements because they provide additional metrics to compare the Company's operating performance and liquidity on a consistent basis and measure underlying trends and results of the Company's business. Adjusted EBITDA and operating income before special items assist in evaluating our operating performance because they remove the impact of certain items that management believes do not directly reflect our core operations. For instance, Adjusted EBITDA generally excludes interest expense, taxes and depreciation and amortization, each of which can vary substantially from company to company depending upon accounting methods and the book value and age of assets, capital structure, capital investment cycles and the method by which assets were acquired. It also eliminates stock-based compensation, which is a non-cash expense and is excluded by management when evaluating the underlying performance of our business operations.

Our management uses free cash flow when evaluating the performance of our business operations. This measurement also takes into account cash used to purchase fixed assets needed for business operations which are not expensed. We believe this measurement provides an additional tool to compare cash generated by our operations on a consistent basis and measure underlying trends and results in our business.

While Adjusted EBITDA and free cash flow are terms and financial measurements commonly used by investors and securities analysts, they have limitations. As non-GAAP measurements, Adjusted EBITDA and free cash flows have no standard meaning and, therefore, may not be comparable with similar measurements for other companies. Similarly, segment and total company income before special items and diluted EPS excluding special items has no standard meaning and may not be comparable to measurements for other companies. Adjusted EBITDA and free cash flow are generally limited as analytical tools because they exclude charges and expenses we do incur as part of our operations as well as cash uses which are included in a GAAP cash flow statement. In addition, free cash flow does not represent residual cash flow available for discretionary expenditures since items such as debt repayments are not deducted in determining such measurement.

None of these non-GAAP financial measurements should be considered in isolation or as a substitute for analyzing our results as reported under U.S. generally accepted accounting principles.

Item 7.01. Regulation FD Disclosure

On November 2, 2023, the Company issued a press release announcing an update to Project Phoenix, our strategic program to increase Income from Operations through reductions in corporate administrative overhead and enhancements to pricing. A copy of the press release is attached as Exhibit 99.2 to this report.

Item 9.01.  Financial Statement and Exhibits

Exhibit No.     Description

99.1	Press Release issued by Mistras Group, Inc. on November 2, 2023, announcing the financial results for the Three and Nine Months Issued September 30, 2023
99.2	Press release issued by Mistras Group, Inc. on November 2, 2023

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: November 2, 2023	By:	/s/ Edward J. Prajzner
		Name:	Edward J. Prajzner
		Title:	Senior Executive Vice President and Chief Financial Officer

Exhibit No.	Description
99.1	Press Release issued by Mistras Group, Inc. on November 2, 2023, announcing the financial results for the Three and Nine Months Issued September 30, 2023
99.2	Press release issued by Mistras Group, Inc. on November 2, 2023

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